Exhibit 10.8

AMENDMENT #1 TO

SERVICES AGREEMENT

BETWEEN TRX FULFILLMENT SERVICES, LLC.

AND

AMERICAN AIRLINES, INC.

This Amendment #1 (“Amendment”) is entered into as of the 1st day of February 2006 (“Amendment Effective Date”) between TRX Fulfillment Services, LLC (“TRX” or “Supplier”) and American Airlines (“American”). TRX and American have previously entered into a Services Agreement dated as of December 23, 2002 (the “Agreement”), which is incorporated herein by reference. The parties desire to amend and revise the Agreement solely as set forth in this Amendment. The terms defined within the Agreement and its Exhibits and Attachments shall also apply to this Amendment.

WITNESSETH

WHEREAS, TRX and American entered into a Services Agreement, pursuant to which TRX agreed to provide certain Services;

WHEREAS, TRX and American have agreed to amend the Agreement as specified herein;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein the parties hereto amend the Agreement as follows:

1. Exhibit A, Section 1 - Location of the Services to be Performed shall be deleted in its entirety and replaced with the following:

“Unless otherwise hereafter agreed between the parties in writing in good faith, all Services shall be performed by Supplier at either its *, or * locations. If agreed to in writing by Supplier, or American in its sole discretion, certain Services specified in such writing may be performed at Supplier’s affiliated location in *. The * facilities are hereinafter collectively referred to as the “Facility.” The parties agree that as of the Effective Date, and subject to all other terms of the Agreement as hereby amended, those Services specified on Schedule 1 hereto may be performed at *.

2. Exhibit A, Section 3(c) American Software Applications shall be deleted in its entirety and replaced with the following

“Supplier Responsibilities.

3(c) Security.

i. Supplier shall provide a secure environment for all of American’s Proprietary Information (as such term is defined in Exhibit B of the Agreement) and any hardware and software (including servers, network and data components) to be provided or used by Supplier as part of its performance under this Agreement. Supplier represents that it shall undertake commercially reasonable efforts such that the security measures it takes in performance of its obligations under this Agreement are, and during the term of the Agreement (beginning on the Amendment Effective Date) remain, at the highest of the

* Confidential Treatment Requested

following (collectively referred to herein as “Security Best Practices”): (i) Privacy & IT Security Best Practices (as defined by ISO 17799); (ii) the security requirements, obligations, specifications and event reporting procedures set forth in Schedule 2 to this Amendment; and (iii) any security requirements, obligations, specifications and/or event reporting procedures set forth in an applicable statement of work. Failure by Supplier in fulfilling its obligations under this Section shall constitute a breach of this Agreement. Additionally, Supplier shall contractually require any subcontractors or agents with access to American’s Proprietary Information to undertake commercially reasonable efforts to adhere to such Security Best Practices.

*

3. Exhibit A, Section 5(a) - Term and Termination shall be amended to delete the first sentence of the paragraph and replace it with the following:

“The term of this Agreement shall commence on the date executed and continue in full force and effect through June 30, 2008 (the “Term”).”

4. Exhibit A, Section 5(b) Termination for Convenience- American

(a) The paragraph shall be deleted in its entirety and replaced with the following:

“Termination for Convenience - American. American reserves the right to terminate this Agreement, in whole, without cause and for its sole convenience, upon at least ninety (90) days prior written notice to Supplier specifying the effective date of termination. Beginning on June 30, 2007, such notice period shall change to one hundred eighty (180) days prior to the effective date of termination. In the event and to the extent of such termination, Supplier shall immediately stop all Services as of the effective date of such termination and American shall pay all fees and charges due

* Confidential Treatment Requested

under the Agreement for Services performed up until the effective date of termination, provided nothing herein shall preclude, supercede or waive any claim, right or defense of any party hereto. American’s total liability to Supplier for the terminated part of this Agreement shall be as follows:”

(b) The chart in Section 5(b) shall be revised to added an additional row at the end of the chart that reads as follows (the headings of the chart below are provided for ease of reference):

Contract Termination Date	Contract Termination Fee
2008	$150,000.00 (due upon notice of termination)

5. Exhibit A, Section 5(c) - Termination for Convenience- Supplier. The chart in Section 5(c) shall be revised to added an additional row at the end of the chart that reads as follows (the headings of the chart below are provided for ease of reference):

Contract Termination Date	Contract Termination Fee
2008	$150,000.00 (due upon notice of termination)

6. Exhibit A, Section 5(e) – Termination for Cause. Supplier shall be amended to delete the first sentence of the paragraph and replace it with the following:

“Supplier shall have the right to terminate this Agreement, without prejudice to its right to seek appropriate damages from American for its default, effective upon written notice to American, in the event (a) American fails to perform its material obligations specified in this Agreement or fails to pay Supplier in accordance with Section 6 and such failure is not cured within eight (8) days after written notice by Supplier of such default; (b) subject to Section 5(f), any of American’s material representations or warranties made herein was untrue at the time given or hereafter becomes untrue, (c) American suspends business operations, makes an assignment for the benefit of creditors, becomes insolvent, is unable to pay their bills as they become due or file or has filed against them a bankruptcy or insolvency proceeding that is not dismissed within thirty (30) days from its filing, or (d) a receiver, liquidator or trustee is appointed for American or any of American’s property.”

7. Exhibit A , Section 6 - Invoicing and Payments shall be deleted in its entirety and replaced with the following:

“6. Invoicing and Payments

a. American hereby agrees to pay Supplier the fees set forth in Attachment II (Pricing Schedule), Pass-Through Expenses (as set forth in Attachment I - Specifications) and such other amounts as expressly provided for in this Agreement and any Attachment hereto (the “Fees”). *

* Confidential Treatment Requested

* This relief from * shall not relieve Supplier of its other responsibilities and obligations hereunder in that month.

b. Effective with the Forecast for June 1, 2006, American shall provide Supplier a written forecast of fifteen (15) days prior to the beginning of the month. This Forecast shall be for the estimated *, for each * for the following month *. American acknowledges and agrees that in the event that actual * exceeds the * by * or more, then Supplier is not responsible for failure to meet * or * or be subject to any penalties or be in breach of this Agreement for Services rendered for said month. This relief from * shall not relieve Supplier of its other responsibilities and obligations hereunder in that month. For purposes of this Section 6(b) * shall mean the aggregate numerical count of all * for the month in the following categories: Ticketing, Customer Service Desk (or “CSD”), Priority Distribution System (or “PDS”) and Mail Room (or “BOSA”) as all such terms are defined in Section 13 of this Amendment below (each an * and collectively the *). For clarity, Supplier and American agree that * that are handled by Supplier more than once due to Supplier error shall only count (and therefore be billed) as a single *. For avoidance of doubt, effective June 1, 2006, the Forecast referenced in Section 6(a) shall be replaced by the * discussed above.

c. *

d. *

e. *

* Confidential Treatment Requested

*

f. Beginning with the Invoice for Services provided in *, Supplier shall provide American with an Invoice which will include a statement setting forth the *. Supplier will in all instances provide a detailed and verifiable invoice for actual Services provided/incurred during such month. In the event the * are greater than the *, then Supplier will calculate such excess on the invoice and American shall pay such excess to the extent not disputed. In the event the * are greater than the * indicated on the invoice, then Supplier shall credit such excess to American toward the current month’s *. Supplier shall send American a detailed and verifiable invoice for Pass-Through Expenses within a reasonable time of incurring such expense but in no event later than the * following the month incurred.

g. Invoices shall be forwarded by one of the following methods:

(1)	By mail to the following address:

AMERICAN AIRLINES

*

*

*

Attn: Managing Director, Reservations

(2)	Electronically via American’s iPayables system. Supplier will be responsible for coordinating iPayables invoicing setup by contacting American’s disbursement representatives Amy Farris (*) or Erik Dewey (*).

h. Notwithstanding anything herein to the contrary, it is specifically understood and agreed that throughout the term of this Agreement, and thereafter as reasonably necessary for windup of this Agreement, American shall have the right to audit Supplier’s processes, customer service quality (including telephone), and details behind charges invoiced to American. In addition, American shall at all times during the term of this Agreement have the right to maintain an on-site presence at the Facility for the purposes outlined in the foregoing sentence. Supplier, *, shall provide reasonable office space and access to business equipment and all reports and data related to the Services as provided pursuant to this Agreement.

i. In the event of a dispute regarding payment, the parties shall utilize the dispute resolution procedure set forth in the Agreement.”

* Confidential Treatment Requested

8. Attachment II to Exhibit A, Section A - Exception Services Rates shall be amended by deleting the chart and replacing it with charts (a) and (b) below:

a. This chart shall be effective February 1, 2006- May 31, 2006.

*

b. This chart shall be effective beginning June 1, 2006.

*

9. Attachment II to Exhibit A, Section A - Exception Services Rates - the following definitions shall be added after the definition of “Exception Minutes/Tickets or Exception Minutes per Ticket”:

*

* Confidential Treatment Requested

*

10. Attachment II to Exhibit A – Section C – Pricing Adjustments – Fifth Paragraph – This paragraph which begins with the sentence: “On an annual basis, beginning no sooner than twelve (12) months after transition and implementation of the work has been completed…” shall be deleted in its entirety on *. The provisions in this paragraph will be in full force and effect until such date.

11. Attachment II to Exhibit A - Section C – Pricing Adjustments - A new paragraph shall be inserted at the end of the section that read as follows:

“Effective on *, in the event the average handling times in any month for any of the Exceptions exceed the cap stated below for * consecutive months, Supplier shall have the right to review with American the pricing set forth in this Amendment, so long as such increased Exceptions are reasonably attributable to American, provided any pricing change shall be subject to the mutual written agreement of the parties hereto.”

Exception	Cap (in minutes)
TICKETING	*
CSD	*
PDS	*
BOSA	*

12. Attachment IV to Exhibit A - A new paragraph shall be inserted after the initial paragraph of the Attachment that begins with: “Supplier will provide the Services to American…”. The new paragraph shall read as follows:

“Notwithstanding the prior paragraph, in the event that the * fail to meet the Service Levels *, American may, in its sole discretion, *. In the event *, notwithstanding any other remedies set forth in the Agreement, American’s sole remedy shall be *. The parties will mutually agree upon a *. Such * shall be *

* Confidential Treatment Requested

13. Attachment IV to Exhibit A - Section B - Handling Times - Effective on *, the second sentence of the paragraph shall be deleted in its entirety. Additionally, the column on the table entitled “Std/Hr” shall be deleted in its entirety and the performance obligation associated therewith shall cease.

14. Attachment VI to Exhibit A - Cost Category - Effective on *, the first sentence of the “Cost Category” section shall be deleted and replaced with the following:

“Cost is weighted at * of the total Report score.”

15. Attachment VI to Exhibit A - Delivery Category - Effective on *, the first sentence of the “Delivery Category” section shall be deleted and replaced with the following:

“Delivery is weighted at * of the total Report score.”

16. Attachment VI to Exhibit A – Quality Category - Effective on *, the first sentence of the “Quality Category” shall be deleted and replaced with the following:

“Quality is weighted at * of the total Report score.”

17. Attachment VI to Exhibit A – Responsiveness Category - Effective on *, the first sentence of the “Responsiveness Category” shall be deleted and replaced with the following:

“Responsiveness is weighted at * of the total Report score.”

18. Attachment VI to Exhibit A, Appendix I – shall be deleted in its entirety and replaced as follows:

Appendix I

Category and Element Weight Summary

Categories and Elements	Element Weight	Maximum Points
Cost *	*	*
Exception Minutes per Ticket
Editor /Agent Percentage
Delivery *	*	*
Ticket Fulfillment
Quality *	*	*

* Confidential Treatment Requested

Responsiveness *
Willingness	*	*
Flexibility	*	*
Timeliness	*	*
Support	*	*
Knowledge	*	*
Anticipation	*	*
Quality	*	*
Delivery	*	*
Cost	*	*
Overall	*	*
Total Available Score	*	*

19. Except as expressly set forth in this Amendment, the terms and conditions of the Agreement shall continue in full force and effect. The Agreement and this Amendment reflect the entire agreement of the parties. This Amendment shall take precedence over any conflicting terms in the Agreement with respect to the subject matter herein.

IN WITNESS WHEREOF, the undersigned duly authorized representatives of the parties hereto have made and entered in this Amendment effective as of the date set forth above.

TRX Fulfillment Services, LLC		American Airlines, Inc.

Signed:	/s/ Timothy J. Severt	Signed:	/s/ John R. Maclean

Name:	Timothy J. Severt	Name:	John R. Maclean

Title:	EVP, Administration	Title:	VP – Purchasing

Date:	2 February 2006	Date:	1/30/06

* Confidential Treatment Requested

SCHEDULE 1

*

* Confidential Treatment Requested

*

* Confidential Treatment Requested

*

* Confidential Treatment Requested

*

* Confidential Treatment Requested

SCHEDULE 2

PRIVACY & IT SECURITY

The following is not intended to be an all inclusive list of security services and obligations necessary to comply with Security Best Practices, but is intended to capture key elements of such a program. American reserves the right to modify the obligations set forth in this Schedule 2 or add new obligations, and any such modified or new security requirement, specification or event reporting procedures shall become effective 30 days after written notice thereof from American.

1. Definitions. As used in this Schedule 2, the terms set forth in this Section 1 will have the meanings provided herein.

“Security Policies” means statements of direction for securing company information pertaining to Security Best Practices and mandating compliance with applicable laws and regulations. Typically, Security Policies are high level instructions to management on how the organization is to be run with respect to Security Best Practices.

“Security Procedures” means statements of the step-by-step actions taken to achieve and maintain compliance with Security Best Practices.

“Security Technical Controls” means any specific hardware, software or administrative mechanisms necessary to enforce Security Best Practices in accordance with the terms of this Agreement as methods for addressing security risks to information technology systems and relevant physical locations, or implementing related policies. Security Technical Controls specify technologies, methodologies, implementation procedures, and other detailed factors or other processes to be used to implement Security Policy elements relevant to specific groups, individuals, or technologies.

2. Information Security Policy. Supplier agrees that it has established and during the Term it will enforce:

*

3. Physical Access. Supplier agrees that it has established and during the Term it will enforce:

*

* Confidential Treatment Requested

*

4. Logical Access. Supplier agrees that it has established and during the Term it will enforce:

*

5. Security Architecture and Design. Supplier agrees that it has established and during the Term it will maintain:

*

6. System and Network Management. Supplier agrees that it has established and during the Term it will maintain:

*

* Confidential Treatment Requested

SCHEDULE 3

EXAMPLES OF TICKETING, CSD, PDS AND BOSA EXCEPTIONS

*

* Confidential Treatment Requested

*

* Confidential Treatment Requested